Exhibit 99.1

February 22, 2017

Liberty Media Corporation to Present at Upcoming Investor Conferences

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty Media Corporation (“Liberty”) (NASDAQ: LSXMA, LSXMB, LSXMK, BATRA, BATRK, FWONA,  FWONK) announced that Greg Maffei, President and CEO of Liberty Media Corporation, will be presenting at the following investor conferences:

•	Morgan Stanley Technology, Media and Telecom Conference, on Wednesday, March 1st at 11:10 a.m., P.S.T. (2:10 p.m., E.S.T.) at the Palace Hotel in San Francisco, CA

•	Deutsche Bank Media, Internet and Telecom Conference, on Monday, March 6th at 4:25 p.m., E.S.T. at the Breakers Hotel in Palm Beach, FL

During his presentations, Mr. Maffei may make observations regarding the company's financial performance and outlook, as well as other forward looking matters.

The presentations will be broadcast live via the Internet. All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the webcasts.  An archive of the webcasts will also be available on this website for one year after appropriate filings have been made with the SEC.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Braves Group and the Formula One Group. The businesses and assets attributed to the Liberty SiriusXM Group (Nasdaq: LSXMA, LSXMB, LSXMK) include Liberty Media Corporation’s interest in SiriusXM. The businesses and assets attributed to the Braves Group (Nasdaq: BATRA, BATRK) include Liberty Media Corporation’s subsidiary Braves Holdings, LLC. The businesses and assets attributed to the Formula One Group (Nasdaq: FWONA,  FWONK) consist of all of Liberty Media Corporation's businesses and assets other than those attributed to the Liberty SiriusXM Group and the Braves Group, including its subsidiary Formula 1, its interest in Live Nation Entertainment and minority equity investments in Time Warner Inc. and Viacom.

Liberty Media Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Media Corporation